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                                                                    EXHIBIT 3.10

                              OPERATING DECLARATION
                                       OF
                                   MCRIL, LLC

                                 JANUARY 5, 2001

     This Operating Declaration (this "Operating Declaration") of McRIL, LLC (the "Company is made by McRae's, Inc., a Mississippi corporation, as the sole member (the "Member"). This Operating Declaration is intended to constitute a written operating agreement within the meaning of Section 13.1-1023 of the Virginia Limited Liability Company Act (the "Virginia Act").

     The Member declares as follows:

     1. Formation. Effective with the filing of the Articles of Organization (the "Articles") with the Office of the State Corporation Commission of the State of Virginia or at such later date or time specified in Virginia law, the Company will constitute a limited liability company formed pursuant to the Virginia Limited Liability Company Act and other applicable laws of the State of Virginia. The Board of Managers (defined below) will, when required, file such amendments to or restatements of the Articles, in such public offices in the State of Virginia or elsewhere, as the Board of Managers deem advisable to give effect to the provisions of this Operating Declaration and the Articles, and to preserve the character of the Company as a limited liability company in accordance with applicable Virginia law.

     2. Name; Place Of Business; Registered Agent and Office. The Company will be conducted under the name of "McRIL, LLC" or such other name as the Board of Managers will hereafter designate. The principal office and place of business of the Company will be located at 750 Lakeshore Parkway, Birmingham, Alabama 35211. The name of the registered agent in Virginia and the address of the initial registered office of the Company in Virginia is stated in the Articles.

     3. Purpose. The purposes of the Company are to:

          (a) accomplish any lawful business whatsoever which at any time appears to the Board of Managers conducive to or expedient for the protection or benefit of the Company and its property;

          (b) exercise all powers necessary or reasonably related to the Company's business that may be legally exercised by limited liability companies under the Virginia Act; and

          (c) engage in all activities necessary, customary, convenient or incident to these purposes.

     4. Statutory Compliance. The Company will exist under and be governed by, and this Operating Declaration will be construed in accordance with, the applicable laws of the State of Virginia. The Board of Managers will execute and file such documents and instruments as may be necessary or appropriate with respect to the formation of, and the conduct of business by, the Company.

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     5. Title To Company Property. All property will be owned by the Company and, insofar as permitted by applicable law, the Member will have no ownership interest in the property. Except as provided by law, an ownership interest in the Company will be personal property for all purposes.

     6. Management.

          6.1 Board of Managers. The business and affairs of the Company will be managed by its Board of Managers. Except for situations in which the approval of the Members is expressly required by this Operating Declaration or by nonwaivable provisions of applicable law, the Board of Managers will have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, including, without limitation, the right and power to appoint individuals to serve as officers of the Company and to delegate authority to such officers. A majority of the Board of Managers, represented in person or by proxy, will constitute a quorum at any meeting of the Board of Managers. If a quorum is present, the affirmative vote of a majority of such Board of Managers will be the act of the Board of Managers unless a greater or lesser proportion is required by this Operating Declaration or the Virginia Act. At any time there is more than one Manager, any one Manager may take any action permitted to be taken by the Board of Managers. Action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the necessary Board of Managers required to approve such action and included in the minutes of the Board of Managers or for filing with the Company's records.

          6.2 Number, Tenure, and Qualifications of the Board of Managers. The Board of Managers initially will consist of two Managers: James A. Coggin and Brian J. Martin. The number of members of the Board of Managers will be fixed from time to time by resolution of the Member, but in no instance will there be less than one Manager. Members of the Board of Managers will be appointed by, and serve at the discretion of, the Member.

          6.3 Duties and Obligations of Board of Managers. The Board of Managers will take all actions necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Virginia and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes. The Board of Managers will devote to the Company such time as may be necessary for the proper performance of all duties of the Board of Managers under this Operating Declaration.

          6.4 Restrictions on Authority of Board of Managers. Without the consent of the Member, the Board of Managers will have no authority to:

               (a) do any act in contravention of this Operating Declaration;

               (b) do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Operating Declaration;

               (c) possess property, or assign rights in specific property, for other than a Company purpose;

               (d) knowingly perform any act that would subject the Member to liability for the obligations of the Company in any jurisdiction; or


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               (e) file a voluntary petition or otherwise initiate proceedings
(i) to have the Company adjudicated insolvent or, (ii) seeking an order for relief of the Company as debtor under the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.); file any petition seeking any composition, reorganization, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors with respect to the Company; or seek the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Company or of all or any substantial part of the property, or make any general assignment for the benefit of creditors of the Company, or admit in writing the inability of the Company to pay its debts generally as they become due, or declare or effect a moratorium on the Company's debt or take any action in furtherance of any proscribed action.

          6.5 Liability of the Board of Managers. The Board of Managers will not be liable to the Company or to the Member for any losses sustained or liabilities incurred as a result of any act or omission of the Board of Managers if the act or omission did not constitute fraud, gross negligence, or willful or wanton misconduct. For purposes of this Operating Declaration, any act or omission, if done or omitted to be done in' reliance, in whole or in part, upon the advice of legal counsel or certified public accountants selected with reasonable care, will be presumed to have been done or omitted to be done in good faith and not to constitute gross negligence or willful or wanton misconduct.

          6.6 Compensation. Compensation of the Board of Managers will be fixed from time to time by the Member, absent which the Board of Managers will serve without compensation.

          6.7 Resignation. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager will take effect upon receipt of such notice or at such later time as will be specified in such notice, and, unless otherwise specified in such notice, the acceptance of such resignation will not be necessary to make it effective.

          6.8 Officers.

               6.8.1 The Company may have officers who will (i) serve at the pleasure of the Board of Managers (ii) have such powers as are usually exercised by comparable designated officers of a Virginia corporation, and (iii) have the power to bind the Company through the exercise of such powers to the extent consistent with the terms of their appointment and the provisions of this Operating Declaration.

               6.8.2 Except as otherwise provided in this Operating Declaration, the officers of the Company will be nominated by the Board of Managers. Each such officer will hold office until a successor is nominated and confirmed, or until earlier death, resignation or removal. The remuneration of all officers will be from time to time by the Board of Managers, absent which the officers will serve without compensation.

               6.8.3 Any officer may be removed with or without cause at any time by the Board of Managers. Any officer may resign at any time by giving written notice to the Board of Managers. The resignation of any officer will be effective upon receipt of notice or at such later time as will be specified in such notice.

          6.9 Indemnification.

               6.9.1 The Company, its receiver or its trustee will indemnify, save harmless, and pay all judgments and claims against any Manager and Officer relating to any


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liability or damage incurred by reason of any act performed or omitted to be performed by the Manager or Officer in connection with the business of the Company, including attorneys' fees incurred by the Manager or Officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended), as permitted by law.

               6.9.2 In the event of any action by the Member against any Manager or Officer, including a Company derivative suit, the Company will indemnify, save harmless, and pay all expenses of the Manager or Officer, including attorneys' fees, incurred in the defense of the action, if the applicable judicial or quasi judicial forum makes a determination, whether or not final, with respect to the action in favor of the Manager or Officer.

               6.9.3 The Company will indemnify, save harmless, and pay all expenses, costs, or liabilities of any Manager or Officer who for the benefit of the Company makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Company and who suffers any financial loss as the result of the action.

               6.9.4 The Board of Managers and Officers will not be entitled to indemnification under this Section 6.9 if the conduct of the Board of Managers or Officers constitutes fraud, gross negligence, or willful or wanton misconduct. For purposes of this Operating Declaration, any act or omission, if done or omitted to be done in reliance, in whole or in part, upon the advice of legal counsel or certified public accountants selected with reasonable care, will be presumed to have been done or omitted to be done in good faith and not to constitute gross negligence or willful or wanton misconduct.

               6.9.5 The Company may purchase and maintain insurance on behalf of any one or more indemnitees under this Section 6.9 and other persons as the Board of Managers will determine against any liability which may be asserted against or expense which may be incurred by them in connection with the Company's activities, whether or not the Company would have the power to indemnify them against such liability or expense under the provisions of this Operating Declaration. The Board of Managers and the Company may enter into indemnity contracts with indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 6.9 and containing all other procedures regarding indemnification as are appropriate.

          6.10 Appointment of Board of Managers as Attorney-in-Fact. The Member irrevocably constitutes and appoints each of the Board of Managers as the Member's true and lawful attorney and agent, with full power and authority in the Member's name, place, and stead, to execute, acknowledge, deliver, file, and record in the appropriate public offices all certificates or other instruments (including without limitation counterparts of the Articles or of this Operating Declaration) which the Manager deems appropriate to qualify or continue the Company as a limited liability company in jurisdictions in which the Company conducts business, including amendments to the Articles or this Operating Declaration necessary to effect changes of a ministerial nature which do not materially and adversely affect the rights or increase the obligations of the Member. Any person dealing with the Company may conclusively presume, and rely upon the fact that any instrument executed by the agent and attorney-in-fact is authorized, regular and binding without further inquiry.

     7. Rights And Obligations Of The Member.

          7.1 Limitation on the Member's Liabilities. The Member's liability will be limited as set forth in this Operating Declaration, the Virginia Act, and other applicable law. The


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Member will not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company beyond the amount contributed by the Member to the capital of the Company, except as otherwise provided by law.

          7.2 Voting Rights. Except as otherwise specifically set forth in this Operating Declaration, the Member will have only the voting rights set forth in the Virginia Act.

          7.3 Action by Member Without a Meeting. Any action required or permitted to be taken by the Member may be taken with or without a meeting, and with or without any written consents or other writings describing the action taken.

          7.4 No Contractual Appraisal Rights. No Member of the Company will be entitled to contractual appraisal rights in connection with an amendment to this Certificate of Declaration, a merger or consolidation in which the Company is a constituent party, or the sale of all or substantially all of the Company's assets.

     8. Capital Contributions. The Member may contribute such amounts or property to the capital of the Company as the Member may from time to time deem necessary or appropriate.

     9. Distributions. All distributions by the Company will be made at the discretion of the Board of Managers.

     10. Books And Records.

          10.1 Availability. At all times during the Company's existence, the Board of Managers will keep or cause to be kept complete and accurate books and records appropriate and adequate for the Company's business. Such books and records, whether financial, operational, or otherwise and including a copy of this Operating Declaration and any amendments, will at all times be maintained at the principal place of business of the Company. The Member, subject to reasonable standards established by the Board of Managers governing what information and documents are to be furnished at what time and location and at whose expense, will have the right at any time, for any purpose reasonably related to the Member's ownership interest, to inspect and copy from the books and documents during normal business hours.

          10.2 Reports. The Board of Managers will cause to be produced a profit and loss statement for, and a balance sheet as of the end of, each fiscal year.

          10.3 Tax Returns. The Board of Managers will cause an accountant to prepare all tax returns which the Company is required to file, if any, and will file with the appropriate taxing authorities all such returns in a manner required for the Company to be in compliance with any law governing the timely filing of the returns.

          10.4 Depositories. The Board of Managers will maintain or cause to be maintained one or more accounts for the Company in depositories as the Board of Managers will select. All receipts of the Company from whatever source received (but no funds not belonging to the Company) will be deposited to the accounts, and all expenses of the Company will be paid from the accounts. All amounts so deposited will be received, held, and disbursed by the Board of Managers only for the purposes authorized by this Operating Declaration. Unless otherwise determined by the Board of Managers, all signatories on any account will be bonded under a blanket commercial bond insuring the Company against loss, and the accounts will be insured against loss from forgery.


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     11. Dissolution.

          11.1 Events Causing Dissolution. The Company will be dissolved and its affairs wound up at such time as the Board of Managers determine that the Company should be dissolved, or whenever dissolution is required by law.

          11.2 Liquidation of Property and Application of Proceeds.

               11.2.1 Winding Up. Upon the dissolution of the Company, the Board of Managers will wind up the Company's affairs in accordance with the Virginia Act. In winding up the affairs of the Company, the Board of Managers are authorized to take any and all actions contemplated by the Virginia Act as permissible, including without limitation:

                    (a) prosecuting and defending suits, whether civil, criminal or administrative;

                    (b) settling and closing the Company's business;

                    (c) liquidating and reducing to cash the property as promptly as is consistent with obtaining its fair value;

                    (d) discharging or making reasonable provision for the Company's liabilities; and

                    (e) distributing the proceeds of liquidation and any undisposed property.

               11.2.2 Distribution of Proceeds. Upon the winding up of the Company, the Board of Managers will distribute the proceeds and undisposed property as follows:

                    (a) to creditors, including the Member if the Member is a creditor (to the extent and in the order of priority provided by law) in satisfaction of liabilities of the Company, whether by payment or the making of reasonable provisions for payment thereof; and

                    (b) thereafter, to the Member.

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                                        MCRAE'S, INC.


                                        By: /s/ CHARLES J. HANSEN
                                            ------------------------------------
                                            Charles J. Hansen
                                            Senior Vice President